Exhibit 10.17

AMENDMENT NO. 2 TO

MARKETING AND DISTRIBUTION AGREEMENT

DATED MARCH 30, 2007 BETWEEN

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

THIS AMENDMENT NO. 2 (the “Amendment”) is made as of November 26, 2007 by and between Vital Images, Inc., a Minnesota corporation having its principal place of business at 5850 Opus Parkway, Suite 300, Minnetonka, Minnesota 55343 USA (“Vital Images”)  and Toshiba Medical Systems Corporation having its place of business at 1385, Shimoishigami, Otawara-Shi, Tochigi 324-8550, Japan (“Toshiba”).

This Amendment modifies the Marketing and Distribution Agreement dated March 30, 2007 as amended by the Amendment No. 1 dated November 26, 2007 made between the parties (hereinafter collectively called as “Agreement”). Under this Amendment, the following items in the Agreement are modified as set forth below:

1.             Exhibit A (Products): The Products set forth on Exhibit A to this Amendment shall be added to Exhibit A of the Agreement as Products for Japan.

2.             Exhibit B (Territory): “Japan” shall be added as Territory and the Territory as set forth in Exhibit B of the Agreement shall be amended as set forth on Exhibit B to this Amendment.

3.             Exhibit E (Product Price List): Pricing for “Non-USA” set forth on Exhibit E to this Amendment shall apply for the prices of Products for Japan.

4.             Article 1.8 (“First Level Installation”): This Article is amended by inserting, at the end of the Article, the following:

“ With regard to the Products for Japan, Toshiba performs unloading, assembling and powering up the applicable computer workstation(s), installing the Products onto such computer workstation(s) in its factory before shipping the Products to the customer sites and integrating such computer workstation(s) onto the customer’s computer network.

5.             Article 2.1 (“Scope”):  With regard to the Products for Japan, the first sentence of this Article providing appointment of Toshiba as Vital Images’ non-exclusive reseller of the Products is replaced by the following sentence:

“Toshiba may, at its discretion, install the Products as an option onto computer workstation(s) to link to Toshiba CT equipment (hereinafter collectively called as “Toshiba CT System(s)”) to be distributed, sold, leased or otherwise disposed by Toshiba in Japan, but may not distribute, sell, lease or otherwise dispose of the Products in any other manner.”

6.             Article 2.1 (“Scope”):  With regard to the Products for Japan, the words “failed hardware replacement” is added to the second sentence of this Article and the sentence is replaced by the following:

“All sublicenses of the Products are one-time sublicenses, whether or not they are granted on a term or perpetual basis, and after the initial sublicense of any Product to a customer, Toshiba or the Dealer Associates may not sublicense any Products that are returned by that customer, provided that Toshiba may reinstall Products without paying an additional license fee when such reinstallation is in connection with a customer trade-in, failed hardware replacement or upgrade of equipment purchased from Toshiba and it is the same customer for which the software was initially licensed.”

7.             Article 2.3 (“Use of Terms”):  This Article is amended by inserting, at the end of the Article, the following:

“With regard to the Products for Japan, all words, “reseller of Products”, as elsewhere provided in the Agreement shall be replaced by the words, “licensee of Products”, provided that no rights shall accrue to Toshiba as a licensee of the Products for Japan except as expressly set forth herein.

8.             Article 3.1 (“Marketing”) (a):  With regard to the Products for Japan, this item (a) is replaced by the following sentence:

“To use its commercially reasonable best efforts to further the promotion, marketing and distribution of the Toshiba CT Systems in Japan at Toshiba’s discretion;”

9.             Article 3.2 (“Toshiba Demonstration License”):  With regard to the Products for Japan, the language in the first sentence of this Article, “To enable Toshiba to better perform its marketing and distribution of the Products” is replaced by the following language:

“To enable Toshiba to better perform its marketing and distribution of the Toshiba CT Systems”

10.           Exhibit G (Products): The following trade shows shall be added to Exhibit G of the Agreement, at which trade shows Toshiba may demonstrate the Products, including the Products for Japan, provided that attendance by Vital Images is not required.

“Japan Radiology Congress/International Technical Exhibition of Medical Imaging (JRC/JIRA)

Japanese Congress of Cardiology (JCC)

The Japanese Circulation Society (JCS)

Japan Digestive Disease Week (JDDW)

Japan Neurosurgical Society (JNS)

Other trade shows as may be designated by Toshiba”

11.           Article 4.4 (“Training”):  This Article is amended by inserting, at the end of the Article, the following:

“With regard to the Products for Japan, Vital Images shall provide appropriate training, minimum two times, two days for each, at no charge, with Toshiba’s designate personnel who will train Toshiba’s engineers, service personnel, at mutually agreeable location in Japan. To enable Toshiba to better perform its training to engineers, service and application personnel, Vital Images grants to Toshiba the right to produce and copy training materials, either in English or Japanese, modifying Vital Images’s materials.”

12.           Article 4.5 (“Customer Training”):  This Article is amended by inserting, at the end of the Article, the following:

“Notwithstanding the foregoing, with regard to the Products for Japan, Toshiba shall provide customer training to Toshiba’s customer of Toshiba CT Systems.”

13.           Article 5.1 (“Purchase Orders”):  This Article is amended by inserting, at the end of the Article, the following:

“ With regard to the Products for Japan, Toshiba may order Products to Vital Images and pay for the Products, through the following Toshiba’s agent (“Agent”).

Agent:

Toshiba America, Inc. (Boston)

24 New England Executive Park,

Burlington MA, 01803, U.S.A.

Attention: Branch Manager

For the purpose of this Agreement, Toshiba hereby appoints Agent as its authorized agent having an authority to perform any and all of Toshiba’s obligations and undertakings under this Agreement under its own name and on behalf of Toshiba, including, without limitation:

(a) to submit purchase orders for the Products;

(b) to receive shipments of the Products and invoices therefore;

(c) to make payments due to the Vital Images for the Products purchased;

(d) to confirm and follow up deliveries of the Products; and

(e) to return the defective or non-conforming Products.

Notwithstanding anything else contained herein, Toshiba shall remain directly liable to the Vital Images for all actions taken by Agent. Toshiba may, at its sole discretion but with at least forty-five (45) days prior written notice to the Vital Images, withdraw all of the authority of Agent provided above. Upon receipt of such notice, the parties shall agree upon alternative procedural arrangements in order to ensure the orderly and timely supply of the Products to Toshiba hereunder and payment therefore.

14.           Article 5.5 (“Purchase Commitment “):  This Article is amended by inserting, at the end of the Article, the following:

“For the avoidance of doubt, Toshiba’s payment for the Products for Japan shall be included in the minimum purchase Commitments set forth on Exhibit F.”

15.           Article 7.1 (“Prices”):  With regard to the Prices for Japan, the words “and Product for Japan” is added to the first sentence in the second paragraph of this Article and the sentence is replaced by the following:

“In recognition of the purchase commitments made by Toshiba and its Dealer Associates pursuant to Section 5.5 of this Agreement, Vital Images hereby covenants and agrees that the transfer price charged to Toshiba and its Dealer Associates for the standalone Products and Product for Japan shall at all times be lowest transfer price charged by Vital Images to anyone, except for governmental customers, research sites, training sites, show sites, luminaries, collaborators, and resolution of customer satisfaction issues.”

16.           Article 7.2 (“Payment Terms”):  This Article is amended by inserting, at the end of the Article, the following:

“Toshiba shall seek an exemption from withholding tax obligations to the extent available under applicable tax treaties between U.S.A. and Japan, and Vital Images shall reasonably cooperate with Toshiba in completing and executing any documents necessary for obtaining such exemption, including, without limitation, providing Toshiba with the U.S. residency certificates, completing and executing relevant documents to be submitted to applicable taxation authorities.”

17.           Article 8.1 (“Government Approval”): This Article is amended to include the following sentence:

“Notwithstanding the above, with regard to the Products for Japan, it is understood between the parties that Toshiba will (i) be a # solely for the purpose of Government Approval of the Toshiba CT System incorporating the Products as option (provided that Toshiba’s status or appearance as such # and this Article 8.1 shall not affect the provisions in Article 3.4 nor Vital Images’s status as the developer of the Products and owner of all rights therein), and (ii) be required to file all applications required to obtain all necessary registration and/or Government Approval, including, without limitation, approval under the Pharmaceutical Affairs Laws of Japan as may be amended from time to time, for the Toshiba CT System to be sold by Toshiba in Japan.  Vital Images shall furnish Toshiba with such assistance and cooperation as may be reasonably requested in connection with the securing of such Government Approval.”

18.           Article 8.4 (“Corrective Action “) (a) (“Notice of Corrective Action”):  This Article is amended by inserting, at the end of the Article, the following:

“With regard to the Products for Japan,  if TOSHIBA believes that a corrective action with respect to the Products incorporated in the Toshiba CT Systems is desirable or required by law, or if any governmental agency having jurisdiction (including, without limitation, Ministry of Health, Labour and Welfare) shall request or order any corrective action with respect to the Products incorporated in the Toshiba CT Systems, including any recall, customer notice, restriction, change, corrective action or market action or any Product change, TOSHIBA shall promptly notify Vital Images. Any and all corrective actions shall be conducted at the expense of Vital Images, except costs associated with notifying customers of such corrective action. Toshiba shall maintain complete and accurate records, for such periods as may be required by applicable law, of all Toshiba CT Systems they sold. The parties shall cooperate fully with each other in effecting any corrective action with respect to the Products pursuant to this Article 8.4, including communication with any customers and Vital Images shall comply with all reasonable directions of TOSHIBA’ regarding such corrective action. This Article 8.4 shall not limit the obligations of either party under law regarding any corrective action with respect to the Products required by law or properly mandated by governmental authority.”

19.           This Amendment shall take effect as of October 1, 2007.

20.           Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its original terms. The amended portions of the Agreement shall be read, wherever reasonable to do so, to be consistent with the portions not so amended; provided that the amended portions shall be deemed to control and any conflict shall be resolved in favor of such amended portions.

# Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives below.

VITAL IMAGES, INC.		TOSHIBA MEDICAL SYSTEMS CORPORATION

By	/s/ Susan A. Wood	By	/s/ Yusuke Toki

Name	Susan A. Wood	Name	Yusuke Toki

Title	Executive Vice President, Product Marketing	Title	CT General Manager
and Development

EXHIBIT A

PRODUCTS

Exhibit A of the Agreement  is modified by adding the following Products for Japan:

Vitrea ®
VScore™ option
VScore with EKG Gate™ option
VScore with AutoGate™ option
3D Angiography option
CT Perfusion option
CT Colonography option
Automated Vessel Measurements option
CT Cardiac option
Cardiac Functional Analysis option
CT Cardiac Option with Peripheral Vessel Probe option
SUREPlaque™ option
# *
Peripheral Vessel Probe option
Soft Read option
Nodule Probe option (Lung option)

Vitrea ACCESSTM option(3)(4)
Vitrea ACCESS Remote option
# *
# *
# *

*when and if available

# Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

EXHIBIT B

TERRITORY

Worldwide, including Japan, except for those countries barred by the

Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury

EXHIBIT E

PRODUCT PRICE LIST

Exhibit E of the Agreement is modified by adding the following package and maintenance prices:

ADDITIONAL PRODUCT PRICE

Licence	Pricing
	U.S.A. (2007)		Non-U.S.A. (2007)
Genesis
• # *	$	#	$	#
• # *	$	#	$	#

*when and if available

ADDITIONAL SOFTWARE PACKAGE PRICING

Pricing
	U.S.A. (2007)				Non-U.S.A. (2007)
Package	Standalone		Enterprise
Genesis	$	#	$	#	$	#
• Vitrea ®
• CT Colonography option
• Automated Vessel Measurements option
• VScore™ option
• Peripheral Vessel Probe option
• CT Cardiac option
• Cardiac Functional Analysis option
• sure PLAQUE™ option
• # *

Existing Aquilion customer Upgrade from Vitrea2 to Genesis. The price for Enterprise is only for the customer Upgrade from Vitrea2 Enterprise.	$	#	$	#	$	#

*when and if available

ADDITIONAL MAINTENANCE PRICING OPTIONS

Service	U.S.A. (2007)		Non-U.S.A. (2007)
Genesis Package	$	#	$	#

# Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.